Factsheet – August 2021

HUDSON GLOBAL

Hudson Global at a Glance

- Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company") owns Hudson RPO, a pure-play Total Talent Solutions provider
- Nasdaq-listed; spun-off from Monster.com in 2003
- Strong financial position: $24.5 million of cash, no debt, and $318 million of usable NOL carryforwards
- Stock buyback: shares outstanding reduced by approximately 16% since 12/31/18
- Owner mindset: board and management collectively own approximately 14%[6] of total shares outstanding and expect to own more over time
- Maximizing stockholder value: through internal investments in our growing, high-margin RPO business, bolt-on acquisitions, and stock buybacks

$mm, except per share amounts

Stock Price[2]	$17.80
Shares Outstanding[5]	2.69
Market Capitalization[2]	$47.9
Cash[3]	$24.5
Debt[3]	$0.0
Usable NOL Carryforward[4]	$318

# of Employees[4]	380
# of Countries	12

$mm	2019	2020	Q2 2021 LTM
Revenue	$93.8	$101.4	$126.9
Adjusted Net Revenue	$43.6	$39.1	$48.2
Adj EBITDA-RPO[1]	$4.5	$2.9	$5.9
% of Adj Net Revenue	10.4%	7.5%	12.2%
Corp Costs[1]	$4.1	$3.3	$3.3
Adj EBITDA[1]	$0.5	$(0.4)	$2.5

(1) Adjusted EBITDA and Corporate Costs are non-GAAP measures. Reconciliations of non-GAAP measures can be found in the appendix to the Company's investor presentation filed as an 8-K on 8/19/21.
(2) As of July 30, 2021. Market Capitalization defined as Shares Outstanding times Stock Price.
(3) As of June 30, 2021. Cash includes $0.3m of restricted cash. Debt excludes operating lease obligations.
(4) As of December 31, 2020 as disclosed in 2020 Form 10-K. NOL carryforward is for U.S. federal tax expense.
(5) 2.7 million shares outstanding as of July 30, 2021. Does not include unissued nor unvested RSUs.
(6) Includes share units that will be issued up to 90 days after a director's/officer's separation from service.

Business Strategy

Grow RPO

- Global RPO market expected to grow CAGR of 16.9% from 2020 to 2028[1]
- Hudson RPO's goal is to exceed market growth rate (i.e., gain share)
  - Superior service and delivery
  - Go deeper and broader with existing clients
  - Grow in existing markets and expand into new markets to support our clients' needs
  - Add new clients then "land and expand"
- Hudson RPO is investing in people and technology to accelerate its growth[2]

Leverage existing strong reputation by expanding marketing efforts, including social media and website

Reduce Overhead Expenses

- Reduce complexity left over from legacy businesses
- Both corporate and regional
- No impact on revenues or growth

Investigate Acquisition Opportunities

- Expand capabilities and capacity, not just growth for growth's sake
- Deepen geographic and/or sector presence
- Add new talent and skill sets
- Immediately accretive
- Utilize NOL

Repurchase Stock

- Will be opportunistic/price sensitive
- Goal is to maximize long-term value per share, not just "return cash"
- Balance with acquisition opportunities

Centers of Excellence


Edinburgh, Scotland
Phoenix, Arizona, US
Tampa, Florida, US
India
Shanghai, China
Manila, Philippines
South Africa
Existing COEs
Under consideration

(1) Global Recruitment Process Outsourcing Market (2020 to 2028)
(2) Historically, RPO at Hudson Global was a small percentage of the total business and, as a result, it didn't receive the focus and investment needed to properly grow the business and fully capture market opportunities.

Factsheet – August 2021

HUDSON GLOBAL

Revenue by Region

Full Year 2020


$10.9M
Americas
11%
$14.9M
EMEA
15%
$101.4M
APAC
74%
$75.6M

Contracting 62% vs. Recruitment 38%

Full Year 2019


$13.6M
Americas
14%
$18.8M
$93.8M
EMEA
20%
$61.4M
APAC
66%

Contracting 54% vs. Recruitment 46%

Adjusted Net Revenue by Region

(Excludes cost pass-throughs of Contracting)

Full Year 2020


$19.8M
APAC
51%
$39.1M
Americas
24%
$9.6M
EMEA
25%
$9.7M

Full Year 2019


$21.2M
APAC
49%
$43.6M
Americas
28%
$12.3M
EMEA
23%
$10.1M

Financial Goals

1 PROFITABILITY

- Grow profitability over time; turning profitable in mid-2019 was a watershed event in our Company's history

2 INTERNAL GROWTH

- Generate high returns on internal growth projects

3 EBITDA MARGIN

- Adjusted EBITDA margin of 20% of Adjusted Net Revenue at RPO level (i.e., pre Corporate Costs) vs. LTM 6/30/21 margin of 12.2%
  - Keep Corporate Costs low, even as profits from operating businesses grow
  - Adjusted EBITDA / Adjusted Net Revenue margins of mid-teens at the corporate level (i.e., after Corporate Costs)

4 MAXIMIZE EPS

- Maximize EPS over the long term through:
  - Growing revenue faster than costs, leading to increasing Adjusted EBITDA margins
  - Controlling overhead and other fixed costs so these costs will decline as a percentage of revenue over time
  - Reducing share count through opportunistic stock repurchases

Contact Us:

Hudson Global, Inc.
Jeffrey E. Eberwein
CEO
203-489-9501
ir@hudsonrpo.com

Investor Relations
The Equity Group Inc.
Lena Cati
212-836-9611
lcati@equityny.com